EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

AGREEMENT made as of this  17th  day of June, 2008, by and between Robin Tjon ("Seller") and Titan Global Holdings, Inc., a Utah corporation ("Buyer").

W I T N E S S E T H:

WHEREAS, Seller is the owner of 700,000 shares of series A preferred stock, $.001 par value per share (the “Series A Shares”), and no (0) shares of series B preferred stock, $.001 par value per share (the “Series B Shares” and together with the Series A Shares, the “Preferred Shares”), of IVI Communications, Inc., a Nevada corporation (“IVI”); and

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, the Preferred Shares upon the terms and conditions hereinafter set forth; and

WHEREAS, Seller is the Controller of IVI.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.    PURCHASE AND SALE OF THE SHARES.

Purchase and Sale.  Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), Seller agrees to sell the Preferred Shares to Buyer and Buyer agrees to purchase the Shares from Seller, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

2.    CONSIDERATION.

Purchase Price.  The purchase price for the Shares shall be the Buyer's payment of Ten dollars ($10.00) to Seller (the "Purchase Price"), receipt of which is hereby acknowledged.

3.    CLOSING.

3.1    Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") is taking place simultaneously with the execution of this Agreement, at the date first set forth above (hereinafter the "Closing Date").

3.2    Delivery by Seller.  At the Closing, Seller shall deliver to Buyer, certificates representing the Preferred Shares and executed Stock Power(s) or other documents satisfactory to Buyer permitting transfer to Buyer of the Shares.

3.3    Delivery by Buyer.  At the Closing, Buyer shall deliver to the Seller the Purchase Price in a manner to be agreed upon by Buyer and Seller.

4.    REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller hereby represents and warrants to Buyer as follows:

4.1    Status of Seller and Shares.  The Seller is the lawful owner of the Preferred Shares with good and marketable title thereto, and the Seller has the absolute right to sell, assign, convey, transfer and deliver the Preferred Shares and any and all rights and benefits incident to the ownership thereof (including, without limitation, any registration rights pertaining to the Preferred Shares), all of which rights and benefits are transferable by the Seller to the Buyer pursuant to this Agreement, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.  The purchase and sale of the Preferred Shares as contemplated herein will (i) pass good and marketable title to the Preferred Shares to the Buyer, free and clear of all Claims (assuming that the Buyer is a bona fide purchaser within the meaning of Section 8-302 of the New York Uniform Commercial Code), and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Preferred Shares (including, without limitation, any registration rights pertaining to the Preferred Shares).

4.2    No Conflicts; Advice.  Neither the execution and delivery of the Transaction Agreements, nor the consummation of the transactions contemplated thereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Seller is a party.  The Seller has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the Preferred Shares.

4.3    Nature of Preferred Shares.  The Preferred Shares were duly authorized and issued by IVI for fair consideration in bona fide transactions.

5.    REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF BUYER.  Buyer hereby represents, warrants and acknowledges to Seller as follows:

5.1    Investment Purposes.  Buyer is acquiring the Preferred Shares for its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Preferred Shares, or any interest therein, for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of such Preferred Shares made in full compliance with all applicable provisions of the Shares Act of 1993 (the "Act") and the Shares Exchange Act of 1934 ("Exchange Act"), and the Rules and Regulations promulgated by the Preferred Shares and Exchange Commission thereunder, all as amended; and that such Shares must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available.

5.2    Sophisticated Investor.  Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing such Preferred Shares and has had substantial experience in previous private and public purchases of securities.

5.3    Buyer Status.  At the time the Buyer was offered the Preferred Shares, it was, at the date hereof it is, and on the Closing it will be, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Exchange Act.

6.    COVENANTS.

6.1    Cancellation of Debt.  By execution of this Agreement, Seller hereby forgives, releases and forever discharges any debt, monies owing or other obligation owed to him by IVI or any of its subsidiaries or affiliates.

6.2    Further Assurances.  After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

7.    Defense of Actions.  Buyer hereby agrees to defend, indemnify and hold harmless Seller from any and all defense costs incurred by Seller by reason of or arising out of any and all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature both at law and in equity, which anyone may now or hereafter assert, own, hold, have or claim to have against the Seller for, upon, or by reason of any circumstance, action, cause or thing whatsoever arising under this Agreement or the transactions contemplated hereby up to a maximum of One Hundred Thousand Dollars ($100,000).

8.    Miscellaneous

8.1    Binding Effect; Benefits.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.  Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.  Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.2    Notices.  All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

(a)   If to Seller, to:

Ms. Robin Tjon
124 Fernbridge Street
Fortuna, CA 95540

Telephone:
Facsimile:

(b)   If to the Buyer, to:

Titan Global Holdings, Inc.
1700 Jay Ell Drive Suite 200
Richardson, Texas 75081
Attention: Bryan M. Chance, President & CEO
Telephone: (972) 470-9100
Facsimile: (972) 767-3117

8.3    Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

8.4    Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

8.5    Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.6    Governing Law.  This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Texas, without giving effect to the conflicts of law principles thereof.

8.7    Submission to Jurisdiction; Consent to Service of Process.

(a)    The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the state of Texas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)    Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 7.2.

8.8    Severability.  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

8.9    Amendments.  This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

[Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Bryan M. Chance
Bryan M. Chance,
CEO

/s/ Robin Tjon
Robin Tjo

Agreed and Acknowledged:

IVI COMMUNICATIONS, INC.

By: /s/ Charles J. Roodenburg
      Charles J. Roodenburg,
      CEO